ECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):  February 4,  2005
                                                            -----------------


                         KINGS ROAD ENTERTAINMENT, INC.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of Incorporation or organization)

         0-14234                                    95-3587522
 ---------------------                       --------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)

447 B Doheny Drive, Beverly Hills, California                          90210
---------------------------------------------                          -----
 (Address of principal executive offices)                            (Zip Code)

                                  310-278 9975
              (Registrant's telephone number, including area code)

Item 3.02         Unregistered Sale of Equity Securities.

     On February 4, 2005, the Company entered into a Stock Purchase Agreement with three investors under which the Company would sell 1,500,000 restricted shares of common stock at a price of $0.10 per share for an aggregate purchase price of $150,000 in cash.

     Geraldine Blecker, the Chief Executive Officer and a director of the Company, agreed to purchase 350,000 shares for $35,000. ISBC GmbH, a German company of which Philip Holmes, a director of the Company, is sole managing director, agreed to purchase 800,000 shares for $80,000. And, The People Helpers, Inc., an unaffiliated third party, agreed to purchase 350,000 shares for $35,000.

     Pursuant to the terms of the Stock Purchase Agreement, the purchase and sale of said shares is to occur on or before February 11, 2005.

     Said shares were issued pursuant to an exemption from registration provided by Section 4(2) and 4(6) of the Securities Act of 1933.

     A copy of the Stock Purchase Agreement is attached hereto and incorporated herein by this reference as Exhibit 99.1

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                Kings Road Entertainment, Inc.


Dated: February 8, 2005                         /S/ Geraldine Blecker
                                                -------------------------------
                                                By:  Geraldine Blecker
                                                Its:  Chief Executive Officer


Dated: February 8, 2005                         /S/ H. Martin DeFrank
                                                -------------------------------
                                                By:  H. Martin DeFrank
                                                Its: President and
                                                     Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit Number          Exhibit
-------------------------------------------------------------------------------
99.1                    Stock Purchase Agreement dated February 4, 2005

     This exhibit is furnished to, but not filed with, the Commission by inclusion herein.